FOR IMMEDIATE RELEASE

RCS Capital Corporation Completes Acquisition of Cetera Financial Group

$1.15 Billion Transaction Establishes RCS Capital as the Second Largest

Independent Financial Advisor Network in America

NEW YORK, NY, April 29, 2014 - RCS Capital Corporation ("RCAP") (NYSE: RCAP), announced today that it has closed its previously announced acquisition of the Cetera Financial Group (“Cetera”), a leading independent broker-dealer headquartered in El Segundo, CA, from affiliates of Lightyear Capital for $1.15 billion in cash.

The transaction creates the second largest independent financial advisor network in the nation adding some 6,632 financial advisors to RCAP’s growing retail financial advisory platform. The deal supports the company’s vision of providing customized financial solutions that help investors achieve their overall investment and retirement goals through access to a full spectrum of advice, service, credit products and innovative investment solutions.

“We are pleased to complete this game changing transaction well ahead of schedule,” said Nicholas S. Schorsch, Executive Chairman of RCAP. “Working with Don Marron and the Lightyear Capital management team has been a smooth and efficient process, and we appreciate their professionalism and commitment to getting the deal done in a timely manner. We look forward to continuing to work with the exceptional senior management team at Cetera building upon the success and strong track record they have achieved.”

Mr. Schorsch further commented, “This is truly a watershed event for RCS Capital and the industry as a whole. Cetera will become the centerpiece of our financial services strategy to construct and operate the best independent financial retail advice platform in the industry, and act as the hub of our integrated broker-dealer strategy. As a result, we are now one of the most influential integrated financial services companies in the retail sector. With the addition of Cetera, we will not only dramatically expand our national footprint, but we shall be in a position to furnish the best financial advice to our clients through one of the largest customized advisor platforms in the country.”

“The completion of this transaction provides RCAP with immediate benefits and added capabilities,” said William M. Kahane, the company’s CEO. “The substantially expanded scale of our retail advice platform will help drive revenue growth and reduce costs through operational synergies. Additionally, we acquire powerful brand awareness. With a footprint in all 50 states, plus Washington D.C. and Puerto Rico, we will be able to serve more effectively the needs of mass-affluent and high-net-worth investors by constructing durable investment strategies within a diversified investment portfolio. Our powerful retail advice platform will allow us to attract best-of-class third-party sponsors and financial planners and advisors who will wish to join an industry-leading broker-dealer.”

Michael Weil, President of RCAP added, “We are now poised to improve dramatically the quality of advice and service to our over 2.5 million retail investors. Cetera is not only one of the largest independent broker-dealers, it’s the gold standard when it comes to retail advice and investment solutions for the individual investor. Cetera has an exceptional senior management team and a strong track record of advisor recruitment and retention. Their leading-edge technology and compliance services will integrate seamlessly and work synergistically with our operating platform. Upon closing all of our announced broker-dealer acquisitions, we will have combined 9,000 retail advisors in our new retail advice channel. Cetera joins our established investment bank and wholesale distribution businesses to become a significant part of one of the most dominant financial services firms in the industry.”

The company also announced that Valerie Brown, CEO of Cetera Financial Group, has been named Head of RCAP’s new retail advice platform, which will consist of Cetera and First Allied Securities, as well as Investors Capital, Summit Brokerage Services and J.P. Turner & Company upon their respective close dates. All of these will be operated as independent operating subsidiaries under separate brands and management, but with shared back-office and support systems.

Valerie Brown commented on the transaction, “We are excited to join forces with RCS Capital and to reinforce Cetera’s longstanding focus on providing a world-class platform for financial advisors and the clients they serve. Now, as the cornerstone of the industry’s second largest network of independent advisors, we look forward to working closely with our new parent company to execute on our shared vision and commitment to the delivery of best-in-class financial advice.”

RCS Capital, the investment-banking arm of RCAP, and Barclays acted as financial advisors to RCAP. Bank of America Merrill Lynch, Barclays, and Luxor Capital Group provided financing to RCAP. Proskauer Rose LLP acted as legal advisor to RCAP, while Duane Morris LLP acted as counsel to the special committee of the board of directors of RCAP. Bank of America Merrill Lynch acted as financial advisor to Cetera. Simpson Thacher & Bartlett LLP acted as legal advisor to Cetera and Lightyear.

About RCAP

RCS Capital Corporation (NYSE: RCAP) is an investment firm expressly focused on the retail investor. RCAP is engaged in the wholesale distribution, investment banking and capital markets businesses, and a research business focused on alternative investments. RCAP also will be engaged in the retail advice and investment management business upon closing of pending acquisitions of independent broker-dealers, including Cetera, and an investment manager. RCAP's business is designed to capitalize, support, grow and manage direct investment and alternative investment programs, and to serve independent financial advisors and their clients. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

About Cetera Financial Group

Cetera Financial Group is the cornerstone of the retail advice platform of RCS Capital Corporation (NYSE: RCAP), making it part of the second largest independent financial network in America. It is one of the nation’s largest families of firms and provides award-winning wealth management and advisory platforms, comprehensive broker-dealer and registered investment advisor services, and innovative technology to over 7,400 independent financial professionals and nearly 600 financial institutions nationwide. Through its distinct firms, Cetera Advisors LLC, Cetera Advisor Networks LLC, Cetera Financial Specialists LLC, Cetera Investment Services LLC (Cetera Financial Institutions), Cetera offers the benefits of a large, established and well-capitalized broker-dealer and registered investment advisor, while serving advisors in a way that is customized to their unique needs and aspirations. Cetera is committed to helping advisors grow their businesses and strengthen their relationships with clients. For more information visit www.Cetera.com.

About Lightyear Capital LLC

Lightyear Capital is a leading private equity firm making primary control investments in North American-based, middle-market financial services companies. Based in New York, Lightyear, through its three affiliated private equity funds, has raised over $2.5 billion of capital and has completed investments across the financial services spectrum, including asset management, banks, brokerage, financial technology, insurance and specialty finance. Lightyear brings unique strengths and discipline to its investment process, as well as operating, transaction and strategic management experience, along with significant contacts and resources beyond capital. The senior team of professionals averages approximately 30 years of financial-services experience and includes Chris Casciato, Michael Doppelt, Stewart Gross, Thierry Ho, Donald Marron, Michael Petrzela and Mark Vassallo. For more information, please visit www.lycap.com.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect RCAP’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to the combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: risks related to disruption of management’s attention from the ongoing business operations due to the integration of Cetera with RCAP’s other businesses; market volatility; unexpected costs or liabilities that may arise from the acquisition; the inability to retain key personnel; the deterioration of market conditions; the effect of the announcement of the acquisition on RCAP’s or Cetera’s relationships with their respective independent financial advisors, operating results and businesses generally; and future regulatory or legislative actions that could adversely affect the parties to the transaction. Additional factors that may affect future results are contained in RCAP's filings with the SEC, which are available at the SEC's website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and RCAP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Media Inquiries:	Investor Inquiries:

Anthony J. DeFazio	Andrew G. Backman	Brian D. Jones
SVP of Public Relations	Managing Director Investor Relations and Public Relations	Chief Financial Officer
DDCworks	RCS Capital Corporation	RCS Capital Corporation
tdefazio@ddcworks.com	ABackman@rcscapital.com	BJones@rcscapital.com
Ph: 484-342-3600	Ph: 917-475-2135	Ph: 866-904-2988